Exhibit 10.11

TRANSLATION OF SUMMARY

OF

OUTSOURCING AGREEMENT

Name of the Agreement: Technology Service Outsourcing Agreement

Party A: Hainan e-Future Computer Co., Ltd.

Party B: e-Future (Beijing) Tornado Information Technology Inc.

Signature Date: 18th July 2005

Content: Party B will provide outsourcing service to the clients of Party A and assist Party A with the collection for last payment of each contract.

Service Time: Six months upon the signature date

Amount of the Agreement: RMB 2,200,000

Payment: 50% shall be paid after three months upon signature date and other 50% shall be paid after six months upon the signature date (no limitation conditions)

Valid duration of the Agreement: one year